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                                                                   EXHIBIT 10.01

                       FORM OF STOCK OPTION AWARD LETTER

[Name]
[Address]

                                                                          [Date]

Dear ________:

    In appreciation of your commitment and loyalty and as an incentive for your future efforts on behalf of Omnicare, Inc. (the 'Corporation'), I am very pleased to inform you that in accordance with the provisions of the Omnicare, Inc. 2004 Stock and Incentive Plan (the 'Plan'), you are hereby granted a non-qualified option to purchase _______ shares of the common stock, par value $1.00 per share, of the Corporation upon the following terms and conditions:

    (1) The purchase price will be $____ per share. Payment thereof shall be made in cash or, subject to the next sentence, by delivery to the Corporation of shares of common stock of the Corporation held by you for at least six months or, under certain circumstances, by the withholding of shares issuable upon exercise of this option which shall be valued at their Fair Market Value on the date of exercise, or in a combination of cash and such shares. Your right to pay the purchase price, in whole or in part, by delivery to the Corporation of shares of common stock of the Corporation or by requesting the withholding of shares issuable upon exercise of this option is expressly subject to temporary or permanent revocation or withdrawal at any time and from time to time by action of the Board of Directors of the Corporation without any requirement that advance notice of such revocation or withdrawal be given to you.

    (2) Subject to the provisions of paragraph (5) and to the terms and conditions of the Plan, this option shall become fully vested and exercisable on [Date]. Once this option becomes fully vested and exercisable, it may be exercised at any time in whole or in part until the expiration or termination of this option. Notwithstanding any limitation with respect to the vesting or exercisability of this option imposed by the Plan or herein, in the event that your employment with the Corporation or a Subsidiary is terminated due to your death or disability, or is otherwise terminated by the Corporation or a Subsidiary for reasons other than 'cause,' or in the event of a change in control of the Corporation, all outstanding Options held by you shall become fully vested and immediately exercisable. In addition, in the event you cease to be an employee because of your retirement under a retirement plan of the Corporation or a Subsidiary at or after normal retirement age, the vesting of shares subject to purchase under this Option shall continue until the expiration of three months after you ceased to be employed by the Corporation or a Subsidiary. For purposes hereof, the term 'cause' shall mean embezzlement or misappropriation of corporate funds, commission of a felony, misconduct resulting in material injury to the Corporation or any Subsidiary, significant activities harmful to the reputation of the Corporation or any Subsidiary, a significant violation of Corporation or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to you, or a significant violation of any contractual obligation to the Corporation or any Subsidiary. Notwithstanding the foregoing, in the event you are party to an employment (or similar) agreement with the Corporation or any Subsidiary that defines the term 'cause,' such definition shall apply for purposes of this letter agreement.

    (3) This option will terminate on [Date] unless earlier terminated as provided below in paragraph (5).

    (4) This option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by you, except by will or by the laws of descent and distribution; provided, however, that you may, during your lifetime and subject to the prior approval of the Compensation and Incentive Committee at the time of proposed transfer, transfer all or part of this Option to or for the benefit of your 'family members' (as defined under rules applicable to registration statements on Form S-8 promulgated under the 1933 Act). Subsequent transfers of this option shall be

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prohibited other than by will or the laws of descent and distribution upon the death of the transferee. In the event that you become legally incapacitated, this option shall be exercisable by your legal guardian, committee or legal representative. If you die, this Option shall thereafter be exercisable by your executors or administrators. This option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon this option, shall be null and void and without effect.

    (5) The date on which you cease to be employed by the Corporation or a Subsidiary is herein referred to as your 'Separation Date.' Except as may otherwise be provided in any agreement between you and the Corporation or a Subsidiary, this option, to the extent that it shall not have been exercised, shall terminate (i) on your Separation Date, if your employment with the Corporation or a Subsidiary was terminated for cause or if you resigned your employment with the Corporation or a Subsidiary; (ii) upon the expiration of three months from your Separation Date if your employment with the Corporation or a Subsidiary was terminated without cause; (iii) upon the expiration of fifteen months from your Separation Date if the reason for your termination of employment was death or disability, or if you die during the three month period described in clause (ii) immediately above; or (iv) upon the expiration of three years from your Separation Date if the reason for your termination of employment was retirement under a retirement plan of the Corporation or a Subsidiary at or after normal retirement age. Notwithstanding any of the foregoing, upon the occurrence of a change in control of the Corporation while you are still an employee of the Corporation or a Subsidiary, this option shall be exercisable for its remaining life. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Compensation and Incentive Committee, be deemed a termination of service within the meaning of this paragraph (5), provided, however, that this option may not be exercised during any such leave of absence. Notwithstanding the foregoing provisions of this paragraph (5) or any provision of the Plan, this option shall not be exercisable after the expiration of ten years from the date this option is granted.

    (6) The number and class of shares or other securities covered by this option and the price to be paid therefore shall be subject to adjustment as, and under the circumstances, provided in the Plan.

    (7) This option may be exercised only by serving written notice on the Secretary or Treasurer of the Corporation or their designee. The Corporation shall deliver the shares to you against payment; provided, however, no shares shall be issued or transferred pursuant to this option unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of the counsel to the Corporation, have been complied with. Any Federal, state or local withholding taxes applicable to any compensation you may realize by reason of the exercise of the option or any subsequent disposition of the shares acquired on exercise shall, upon request, be remitted to the Corporation or the Subsidiary by which you are employed at the time of exercise or sale, as the case may be. You shall have the rights of a stockholder only as to stock actually delivered to you.

    (8) Following your death, the Corporation at its election, may, but need not, (i) at any time prior to the exercise of this option, upon or without the request of the holder hereof, cancel this option and pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, on the date of such cancellation, of the shares then subject to exercise and the option price of such shares, or (ii) within 30 days following the exercise of this option, purchase the shares so acquired at their Fair Market Value on the date of exercise.

    (9) In consideration of your receipt of this stock option, you hereby reconfirm your promises and obligations as set forth in the agreement with Omnicare, Inc. governing your employment or otherwise containing covenants in favor of Omnicare, Inc. in respect of nondisclosure, nonsolicitation and noncompetition.

    (10) The Plan is hereby incorporated by reference. Each term which is defined in the Plan and used in this option shall have the same meaning in this option as it has in the Plan. This

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option is granted subject to the Plan and shall be construed to conform to the
Plan. In the event of any inconsistency between this option and the Plan itself, the Plan shall govern.

                                               Very truly yours,

                                               Joel F. Gemunder

Executed and agreed to:

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[Name]

Date:
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